EXHIBIT 10.19
CERTIFICATE OF AMENDMENT

TO THE ENBRIDGE SUPPLEMENTAL PENSION PLAN

AND

AMENDMENT NO. 1

I, Bonnie D, DuPont, Group Vice-President, Corporate Resources and Secretary for the Human Resources & Compensation Committee of En bridge Inc, (the "Corporation"), hereby certify that the following is a resolution passed at a meeting of the Human Resources & Compensation Committee of the Board of Directors of the Corporation held on November 6,
2007 and that the said resolution is in full force and effect as of the date hereof:

RESOLVED THAT EFFECTIVE JANUARY 1, 2008:

1,	The Enbridge Supplemental Pension Plan as revised and restated at January 1, 2005 ("Plan") is amended by deleting Section 12.44 and replacing it by the following,

"12.44    "Senior Management Employee" has the same meaning as in the EI Plan or the
EGD Plan, as the case may be."

2.    The Plan is amended by deleting Section 1.2.45 and replacing it with the following:

"1.2.45
"Senior Management Pension Plan" means the supplemental pension arrangement described in the employee booklet entitled "The Enbridge Senior Management Pension Plan" effective January 1, 2000 and as amended thereafter. Any and all benefits relating to the Senior Management Pension Plan for the period that a Senior Management Employee is employed by a Participating Employer are documented in this Plan, the EI Plan or the EGD Plan,"

DATED at Calgary this 6th day of November, 2007.

Bonnie D. DuPont
Group Vice President, Corporate Resources
and Secretary for the Human Resources &
Compensation Committee

CERTIFICATE OF AMENDMENT

AND

AMENDMENT #2

TO THE ENBRIDGE SUPPLEMENTAL PENSION PLAN
AMENDED AND RESTATED TO JANUARY 1, 2005

WHEREAS Enbridge Inc. ("the Company") sponsors and maintains The Enbridge Supplemental Pension Plan,as amended and restated effective January 1, 2005, and as amended from time to time (the "Supplemental Plan"), for the benefit of its and its affiliates' eligible employees and their beneficiaries; and,

WHEREAS, pursuant to Section 1.9.01of the Supplemental Plan,the Company has the authority to amend the Supplemental Plan through the execution of a certificate of amendment signed by an officer of the Company;and,

WHEREAS I,Jane Haberbusch,Vice President,Human Resources of the Company am an officer ofthe
Company authorized to sign a certificate of amendment; and,

WHEREAS the Company desires to amend the Supplemental Plan to state that,unless required by applicable law,the division at source in the event of a member's marriage breakdown with respect to benefits accrued under the Supplemental Plan is not permitted;

IT IS RESOLVED THAT:

Effective as of the date written below,the Supplemental Plan is amended as follows:

1.
Section 1.8.02 is amended by deleting the phrase "Except as otherwise directed by a court of competent jurisdiction or permitted by law," and replacing same with "Except as otherwise required by applicable law,".

2.	Section 1.8.03 is deleted in its entirety and replaced as follows:

"1.8.03 (a)	Except as otherwise required by applicable law,no benefit,or portion thereof, paid or payable under this Plan:

(i)	is subject to execution, seizure or attachment in satisfaction of an order for support or maintenance enforceable in Alberta or another relevant jurisdiction;or

(ii)
may be divided at source or become payable to the Spouse or former Spouse of a Member in respect of such Member's marriage breakdown, divorce,or other dissolution,including, without limitation, pursuant to any 'domestic relations order' within the meaning of Code Section 414{p)(l)(B).

(b)
The limitations set out in {a) above apply notwithstanding any division of benefits on marriage breakdown occurring with respect to benefits payable from the EGD Plan or the El Plan, as applicable. Provisions of the Pian stating that Plan benefits are payable on the same terms and conditions as benefits payable from the EGD Plan or the El Plan,as applicable,shall be interpreted to exclude such a division of benefits.

(c)
Notwithstanding any provision to the contrary in this Section 1.8.03,if, as required by applicable law, a benefit payable under this Plan is divided at source or becomes payable to the Spouse or former Spouse of a Member in respect of such Member's marriage breakdown, such benefit shall be calculated and paid to the Spouse or former Spouse in the manner determined by the Parent. For purposes of clarity,'as required by applicable law' as used in this provision shall not be construed to include a 'domestic relations order' within the meaning of Code Section 414(p){l){B)."

DATED at Calgary, Alberta this__________day of________________________, 2015.

Jane Haberbusch, Vice President, Human Resources